EXHIBIT 99.1
General Growth Properties, Inc.
Supplemental Financial Information
For the three and twelve months ended December 31, 2005
This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions and land sales in our Master Planned
Communities segment, our ability to manage our growth and the effects of the recent events in the Gulf Coast region of the United States. Readers are referred to the documents filed by General Growth Properties, Inc. with the
SEC, specifically the most recent reports on Form 10-K and 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in supplemental financial information. The Company disclaims any obligation to update any forward-looking statements.

Supplemental Financial/Operational Data
December 31, 2005
Table of Contents
All information included in this supplemental package is unaudited, unless otherwise indicated.

Corporate Overview	1 - 3
Corporate Profile	1
Corporate Overview	1
Stock Listing	1
Calendar of Events	1
Current Dividend	1
Investor Relations	1
Transfer Agent	1
Debt Ratings	1
Ownership Structure as of December 31, 2005	2
Total Market Capitalization	2
Research Coverage	3

Fourth Quarter 2005 Earnings Announcement	4 - 15

Supplemental Financial Data*	16 - 32
Summary Retained FFO	16
Trailing Twelve Month EBITDA and Coverage Ratios	17
Computation of Comparable Property NOI Growth	18
Retail Recovery Summary	19
Master Planned Communities	20
Capital Information	21
Changes in Total Common & Equivalent Shares	22
Common Dividend History	23
Debt Maturity and Current Average Interest Rate Summary	24
Summary of Outstanding Debt	25-32

Supplemental Operational Data	33 - 36
Operating Statistics & Certain Financial Information	33
Retail Portfolio GLA, Occupancy, Sales & Rent Data	34
Real Estate Net Operating Income by Geographic Area	35
Lease Expiration Schedule and Lease Termination Income at Share	36

Developments, Expansions & Acquisitions	37 - 39
Developments and Expansions over $10 million	37 - 38
Acquisitions & Dispositions	39

* The supplemental financial data should be read in conjunction with the company’s fourth quarter 2005 earnings announcement (included as pages 4-15 of this supplemental report) as certain disclosures and reconciliations in such announcement has not been included in the supplemental financial data.

Corporate Overview

Corporate Profile
General Growth Properties (GGP) and its predecessor companies have been in the shopping center business for fifty years. It is the second largest US based publicly traded Real Estate Investment Trust (REIT) in the United States. GGP owns, develops, operates and/or manages shopping malls in 44 states. GGP has ownership interests in, or management responsibility for, more than 200 regional shopping malls totaling approximately 200 million square feet of retail space, as well as ownership in planned community developments and commercial office buildings.
Since going public in 1993, GGP has reported the highest per share funds from operations (FFO) growth in the regional mall sector at 16% on a compounded annualized basis. With a total market capitalization of approximately $37.3 billion, GGP has delivered consistent FFO growth and dividend increases. Average occupancy at December 31, 2005 was 92.5% and sales per square foot were $437. The Bucksbaum family, which founded GGP, is still engaged in the operation of the company’s day-to-day business activities. The senior management together with a majority of its nearly 6,000 employees own approximately 30% of the company.
Corporate Overview
The corporate mission of GGP is to create shareholder value and return by acquiring, developing, renovating, and managing primarily retail properties and by generating cash flow from land sales in master planned communities. The company provides investors an opportunity to participate in the ownership of high quality income producing real estate while, at the same time, maintaining liquidity. The company’s primary objective is to provide consistently increasing dividends and capital appreciation for its shareholders.
The corporate philosophy of GGP is to be a CUSTOMer built company, giving our C.O.R.E customers what they want, when they want it and where they want it. GGP is custom-built and customer-focused on our key audiences:
C Consumer
O Owners
R Retailers
E Employees
Whether you’re a shopper, shareholder, a retailer or an employee, GGP is CUSTOMer built for you.
GGP’s vision is People Creating Special Places and Experiences.
Stock Listing
Common Stock
NYSE: GGP
Calendar of Events

Quarter End — First Quarter 2006	March 31, 2006
Earnings Release — After the Market Close	May 8, 2006
Quarterly Conference Call — 9:00 am CST	May 9, 2006
Current Dividend
General Growth Properties, Inc. declared its first dividend for 2006 in the amount of $0.41 per share, payable to common stock shareholders of record on January 17, 2006, with payment on January 31, 2006. The current dividend represents an increase of 13.9% over the dividend of $0.36 per share paid for the same period last year. Consistent with prior years, GGP has completed its annual review of its dividend payment. GGP typically conducts this review in early October, prior to the fourth quarter dividend announcement. GGP has, as a result of this review, raised its dividend every year since going public in April of 1993 when the (split-adjusted) initial quarterly dividend was approximately $0.12 per share. These annual increases have allowed GGP to increase its dividend at a compound annual growth rate of 10.0% since going public. GGP dividend increases have averaged 18.5% over the last five years.

Investor Relations	Transfer Agent

Tim Goebel	Mellon Investor Services, LLC
Director, Investor Relations	Shareholder Relations
General Growth Properties	P.O. Box 3315
110 North Wacker Drive	South Hackensack, NJ 07606
Chicago, IL 60606 Phone (312) 960-5199	(888) 395-8037 (201) 329-8660
Fax (312) 960-5475
timothy.goebel@generalgrowth.com

Debt Ratings

Standard & Poors — Corporate Rating	BBB -
Standard & Poors — Senior Debt Rating	BB +
Standard & Poors — TRCLP Bonds Rating	BB +
Moody’s — Senior Debt Rating	Ba2
Moody’s — TRCLP Bonds Rating	Ba1

Please visit the GGP web site for additional information:	www.generalgrowth.com

Ownership Structure as of December 31, 2005

Total Market Capitalization — As Measured by Stock Price (dollars in thousands)	12/31/2005

Total Portfolio Debt (Company consolidated debt plus applicable share from unconsolidated affiliates) (a)			$23,378,788

Perpetual Preferred Units	Issuer’s Earliest Redemption Date
Perpetual Preferred Units at 8.25%	N/A	$5,000
Perpetual Preferred Units at 8.95%	4/23/2007	60,000

		65,000

Convertible Preferred Units
Convertible Preferred Units at 6.50%	N/A	26,637
Convertible Preferred Units at 7.00%	N/A	45,817
Convertible Preferred Units at 8.50%	N/A	68,129

		140,583

Other Preferred Stock		361

Total Preferred Securities			$205,944

Common Stock and Common Operating Partnership Units
Stock market value of 239.2 million shares of common stock and 53.1 million shares of operating partnership common units (which are convertible into an
equal number of shares of common stock) — outstanding at end of period			$13,733,229

Total Market Capitalization at end of period			$37,317,961

(a)	Excludes special improvement districts liability of $68.2 million, minority interest adjustment of $67.9 million and purchase accounting mark-to-market adjustment of $142.8 million.

Research Coverage
The following list of research coverage and contact information is included for informational purposes only. The company does not review any third party advice or investment or research report and therefore expressly does not adopt or endorse any such advice or report.

A.G. Edwards & Sons, Inc.	David L. AuBuchon	(314)955-5452
	Mark Hoffmeister	(314)955-5784

Banc of America Securities	Ross Nussbaum	(212) 847-5668
	Christy McElroy	(212) 847-5658

Bear Stearns	Amy Young	(212) 272-3523
	Ross Smotrich	(212) 272-8046

Citigroup	Jonathan Litt	(212) 816-0231
	Michael Bilerman	(212) 816-1383

Credit Suisse	Andrew Rosivach	(61)282054362
(Australia)

Deutsche Bank	Louis Taylor	(212) 250-4912
	Chris Capolongo	(212) 250-7726

Friedman Billings Ramsey	Paul Morgan	(415) 874-3412
	Michael Blank	(703) 469-1115

Goldman Sachs	Christina Fok	(212) 902-0862
	Dennis Maloney	(212) 902-1970

Greenstreet Advisors	Greg Andrews	(949) 640-8780
	Ben Yang	(949) 640-8780

J.P. Morgan	Michael Mueller	(212) 622-6689
	Joshua Bederman	(212) 622-6530

Lehman Brothers	David B. Harris	(212) 526-1790
	David Toti	(212) 526-2002

McDonald Investments	Richard C. Moore	(216) 443-2815

Merrill Lynch	Steve Sakwa	(212) 449-0335
	Craig Schmidt	(212) 449-1944

Morgan Stanley Dean Witter	Matt Ostrower	(212) 761-6284
	Mickey Chiang	(212) 761-6385

Prudential Securities	James C. Feldman	(212) 778-1724
	Michael P. Gorman	(212) 778-1417

RBC Capital	Jay Leupp	(415) 633-8588
	Brett Johnson	(415) 633-8519

UBS Warburg	Scott Crowe	(212) 713-1419

Wachovia	Jeff Donnelly	(617) 603-4262
	Eric Rothman	(617) 603-4263

Fourth Quarter Earnings Announcement
February 21, 2006

EXHIBIT 99.1

News Release	General Growth Properties, Inc.
110 North Wacker Drive
Chicago, IL 60606
(312) 960-5000
FAX (312) 960-5475

FOR IMMEDIATE RELEASE	CONTACT:	John Bucksbaum
312/960-5005

Bernie Freibaum
312/960-5252
General Growth Properties, Inc. Releases Fourth Quarter and
Annual 2005 Operating Results
Chicago, Illinois, February 21, 2006 — General Growth Properties, Inc. (NYSE: GGP) announced today fourth quarter and year-end 2005 results. For the fourth quarter of 2005, earnings per share — diluted (“EPS”) were $.28 and fully diluted Funds From Operations (“FFO”) per share were $.91. In the fourth quarter of 2004, we reported $.41 of EPS and $.90 of FFO per share. The 2005 fourth quarter FFO per share represents a 1.1% increase over the amount reported in the comparable period of 2004. For the full year, EPS was $.32 in 2005 as compared to $1.21 in 2004. FFO per share for the full year 2005 were $3.06 as compared to $2.77 for the full year 2004, a 10.5% increase. Total year 2005 FFO per share results of $3.06 are $.10 less than our previously issued FFO guidance for 2005. The Company will discuss the reasons for this variance, none of which indicate a current or future weakness in core property performance, in its February 22, 2006 conference call regarding this earnings announcement. Items that will be more fully described are income taxes and land sale margins in the Master Planned Communities segment, estimates of seasonal income, corporate overhead costs, pre-development costs and higher interest expense (attributable to changes in refinancing expectations and the timing of development expenditures, rather than due to higher interest rates).
“In 2005, our core retail properties and Master Planned Communities continued to perform well,” the Chief Executive Officer of General Growth Properties, Inc., John Bucksbaum stated.” Our retail tenant sales per square foot, our occupancies and our average rents are at record levels and we look forward to the contributions we expect from our substantial new development and redevelopment projects currently underway.”
FINANCIAL AND OPERATIONAL HIGHLIGHTS
•	EPS in the fourth quarter of 2005 were $.28 versus $.41 in the comparable period of 2004. Depreciation and amortization expense in the fourth quarter of 2005 was $165.8 million or $.69 per share versus $124.2 million or $.55 per share in 2004 (all amounts before minority interest allocation).

•	FFO per share increased to $.91 in the fourth quarter of 2005, 1.1% above the $.90 reported in the fourth quarter of 2004. Total Funds From Operations for the quarter increased 4.5% to $266.8 million, from $255.2 million in the fourth quarter of 2004. The effects of non-cash rental revenue recognized pursuant to SFAS No. 141 and 142 resulted in approximately $11.2 million or $.04 of FFO per share in the fourth quarter of 2005 and $9.8 million or $0.03 per share in the comparable period of 2004. Straight-line rents were a negative $9.8 million or a $.03 reduction of FFO per share in the fourth quarter of 2005 versus a positive $7.3 million or $.03 per share in the same period of 2004 partially due to changes in 2005 in the third and fourth quarter recognition of straight-line rent attributable to tenants with leases of less than one year and also due to the increases recognized in 2004 due to the significant acquisitions made in such year. FFO per share for the fourth quarter of 2005 was also significantly impacted by the provision for income taxes (primarily deferred) which was $23.0 million or $.08 of FFO per share as compared to $2.3 million or less than $.01 of FFO per share in the fourth quarter of 2004.
•	FFO Guidance for fiscal year 2006 is currently estimated to be in the range of $3.27 to $3.37 per share, or approximately 7% to 10% greater than actual 2005 FFO of $3.06 per share. We expect to periodically update our FFO guidance for fiscal year 2006 in subsequent earnings releases.
SEGMENT RESULTS
Retail and Other Segment
•	Real estate property net operating income (“NOI”) from consolidated properties for the fourth quarter of 2005 increased to $481.0 million, 18.9% above the $404.4 million reported in the fourth quarter of 2004.
•	Revenues from consolidated properties were $709.5 million for the quarter, an increase of 23.2% compared to $576.1 million for the same period in 2004.
Revenues from unconsolidated properties, at the Company’s ownership share, for the quarter increased 13.7% to $179.5 million, compared to $157.9 million in the fourth quarter of 2004.
•	Total tenant sales and comparable tenant sales, both on a trailing 12 month basis at December 31, 2005, increased 6.4% and 3.5%, respectively, compared to the same period last year. .
•	Comparable NOI from consolidated properties in the fourth quarter and the full year 2005 increased nominally and 2.6%, respectively, from the same periods last year.
Comparable NOI from unconsolidated properties, at the Company’s ownership share, for the fourth quarter and the full year 2005 increased by 7.0% and 10.5%, respectively, compared to the same periods last year.

•	Retail Center occupancy was 92.5% at December 31, 2005, compared to 92.1% at December 31, 2004.

•	Sales per square foot for fourth quarter 2005 were $437 versus $410 in the fourth quarter of 2004.

•	Average rent

For consolidated properties, average rent per square foot for new/renewal leases signed during 2005 was $37.72 versus $33.53 during 2004. For unconsolidated properties, average rent per square foot for new/renewal leases signed during 2005 was $40.48 versus $36.45 during 2004. Average rent for consolidated properties leases that expired in 2005 was $29.63 versus $25.69 in all of 2004. For unconsolidated properties, average rent for leases that expired in 2005 was $32.31 compared to $32.35 in all of 2004.
Master Planned Communities Segment
•	General Growth’s operation of the properties within the Master Planned Communities segment commenced with The Rouse Company acquisition on November 12, 2004. Accordingly, the Company’s operating results for the three and twelve months ended December 31, 2004 only includes six weeks of operations of the properties within the Master Planned Communities segment subsequent to the acquisition date.

•	NOI for the three months ended December 31, 2005 was $27.1 million for consolidated properties and $6.8 million for unconsolidated properties. Substantially all of the Company’s 2005 income taxes were attributable to the Master Planned Communities segment. Comparisons of 2005 NOI to the NOI produced in 2004 for the properties within the Master Planned Communities segment as owned and operated by The Rouse Company have not been made due to the effects of purchase price accounting and operating and expense allocation changes.

•	Land sale revenues for the three months ended December 31, 2005 were $130.3 million for consolidated properties and $24.9 million for unconsolidated properties. For the year ended December 31, 2005, segment revenues were $468.3 million, approximately a 8% increase over the revenues achieved for these properties by The Rouse Company in the year ended December 31, 2004.

•	Net cash flow generated from the Master Planned Communities segment for the year ended December 31, 2005 was approximately $152.9 million.
DEVELOPMENT ACTIVITIES
The Company has six retail center development projects currently under construction: Lincolnshire Commons in Lincolnshire (Chicago), Illinois, Otay Ranch Town Center in Chula Vista (San Diego), California, Gateway Overlook in Benson, Maryland, Natick

West in Natick, Massachusetts, The Shops at Fallen Timbers, Maumee (Toledo), Ohio, and Pinnacle Hills Promenade in Rogers, Arkansas, all of which are scheduled to open in late 2006 or 2007. In addition, the Company has agreed to acquire the new retail development at The Palazzo in Las Vegas, Nevada, upon opening. This is currently expected in late 2007, at an estimated acquisition cost of $600 million. The Company also has 11 other potential new retail or mixed-use developments that are projected to open in 2006 through 2009.
As of December 31, 2005, the Company had 22 redevelopment projects underway (each with budgeted projected expenditures, at our ownership share, in excess of $10 million). The Company’s total projected expenditures for the 22 redevelopment projects and the six new retail center development projects under construction (described above) were approximately $2.0 billion as of December 31, 2005. Such development and re-development expenditures, together with expenditures for the 11 other potential new retail or mixed-use developments mentioned above, are expected to result in approximately $450 to $500 million of expenditures per year for the years 2006 to 2009.
CONFERENCE CALL/WEBCAST
The Company will host a live Webcast of its conference call regarding this announcement on its website, www.generalgrowth.com. This Webcast will take place on Wednesday, February 22, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. CT, 7:00 a.m. PT). The Webcast can be accessed by selecting the conference call icon on the GGP home page.
The Company is the second largest U.S.-based publicly traded Real Estate Investment Trust (“REIT”) based upon market capitalization. The Company currently has an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings. The Company portfolio totals approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide. The Company is listed on the New York Stock Exchange under the symbol “GGP”. For more information, please visit the Company Web site at www.generalgrowth.com.
BASIS OF REPORTING
“Consolidated Properties” include all properties which are consolidated for financial reporting purposes. “Unconsolidated Properties” include properties which are owned through joint venture arrangements and unconsolidated for financial reporting purposes. On a segment basis, the Unconsolidated Properties are reported using the proportionate share method rather than the equity method. Under the proportionate share method, the Company’s share of the revenues and expenses of the Unconsolidated Properties are reported separately. Under the equity method, the Company’s share of the net revenues and expenses of the Unconsolidated Properties are reported as a single line item, “Equity in income of unconsolidated affiliates.”

The Company provides on-site management and other services to substantially all of its properties, including the Unconsolidated Properties. The Company’s management philosophies and strategies are generally the same whether the properties are consolidated or unconsolidated. As a result, the Company believes that financial information and operating statistics with respect to all properties, both consolidated and unconsolidated, provide important insights into the income produced by such investments for the Company as a whole and that an aggregate presentation yields a more accurate representation of the relative size and significance of the elements of the Company’s overall operations.
FUNDS FROM OPERATIONS (“FFO”)
The Company, consistent with real estate industry practices and investment community preferences, uses Funds From Operations (“FFO”) as a supplemental measure of operating performance. FFO is a non-GAAP financial measure which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income (loss) (computed in accordance with Generally Accepted Accounting Principles (“GAAP”)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, plus real estate related depreciation and amortization and after adjustments for Unconsolidated Properties.
The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
In order to provide a better understanding of the relationship between FFO and GAAP net income (loss), a reconciliation of FFO to GAAP net income (loss) is provided. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income (loss) and is not necessarily indicative of the cash available to fund cash needs.
REAL ESTATE PROPERTY NET OPERATING INCOME (“NOI”)
The Company believes that Real Estate Property Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as operating revenues (rental income (including straight-line rent), land sales, tenant recoveries and other income) less property and related expenses (real estate taxes, land sales operating costs, repairs and maintenance, marketing and other property expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to that of other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, provision for income taxes and gains and losses from property dispositions and discontinued operations, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates, land values and operating costs. This measure thereby provides an operating perspective not immediately apparent from GAAP operating or net income. The Company uses NOI to evaluate its operating performance on a property-by-property basis because NOI allows the Company to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results, gross margins and investment returns.
In addition, management believes that NOI provides useful information to the investment community about the Company’s operating performance. However, due to the exclusions noted above, NOI should only be used as an alternative measure of the Company’s financial performance. For reference and as an aid in understanding management’s computation of NOI, a reconciliation of NOI to income from operations as computed in accordance with GAAP is presented.
COMPARABLE NOI
Comparable NOI excludes from both periods the NOI of properties with significant physical or merchandising changes and those properties acquired or opened during the relevant comparative accounting periods. Management believes that Comparable NOI for the full year is a better indicator of year over year growth as it mitigates the effect of the previously mentioned changes in the third and fourth quarter recognition of straight-line rent from short-term leases of less than one year.
FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including guidance with respect to our currently estimated 2006 FFO. Actual results may differ materially from the future operations suggested by these forward-looking statements, for a number of reasons, including, but not limited to, the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, market conditions, land sales in the Master Planned Communities segment, the cost and success of our development and redevelopment projects and our ability to manage our growth. Readers are referred to the documents filed by General Growth Properties, Inc. with the SEC, specifically the most recent reports on Form 10-K and 10-Q, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. The Company disclaims any obligation to update any forward-looking statements.
###

GENERAL GROWTH PROPERTIES, INC.
OVERVIEW
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Funds From Operations (“FFO”) *
Company stockholders	$218,056	$205,043	$730,002	$611,817
Operating Partnership unitholders	48,738	50,166	166,003	154,347

Operating Partnership	$266,794	$255,209	$896,005	$766,164

FFO per share:
Company stockholders — basic	$0.91	$0.91	$3.07	$2.78
Operating Partnership — basic	0.91	0.91	3.07	2.78
Operating Partnership — diluted	0.91	0.90	3.06	2.77
Increase in diluted FFO over comparable prior year period	1.1%	15.8%	10.5%	19.2%

Dividends
Dividends paid per share	$0.41	$0.36	$1.49	$1.26
Payout ratio (% of diluted FFO paid out)	45.1%	40.0%	48.7%	45.5%

Portfolio Results *
Real estate property net operating income:
Retail and Other:
Consolidated	$480,969	$404,395	$1,739,411	$1,134,904
Unconsolidated	116,091	94,561	415,285	294,988
Master Planned Communities:
Consolidated	27,075	2,543	73,390	2,543
Unconsolidated	6,775	(55)	22,263	(55)

Real estate property net operating income	630,910	501,444	2,250,349	1,432,380
Net property management fees and costs	10,334	7,242	12,527	8,853
Headquarters/regional costs, general and administrative and depreciation on non-income producing assets	(31,387)	(16,438)	(95,966)	(47,732)
Net interest expense	(267,089)	(191,513)	(1,020,825)	(468,958)
Income taxes	(23,037)	(2,343)	(50,646)	(2,383)
Equity in other FFO of Unconsolidated Properties	(48,494)	(34,703)	(175,317)	(118,419)
Preferred unit distributions	(4,443)	(8,480)	(24,117)	(37,577)

FFO — Operating Partnership	$266,794	$255,209	$896,005	$766,164

*	Certain amounts within categories of real estate property net operating income and other items included in or excluded from of FFO for prior periods in 2005 have been reclassified to conform to the current period presentation, resulting in a year-to-date September 2005 FFO increase of approximately $198.

Weighted average number of Company shares outstanding:
Basic	238,784	226,312	237,673	220,149
Diluted	239,736	227,200	238,469	220,829
Assuming full conversion of Operating Partnership units:
Basic	292,155	281,845	291,720	275,742
Diluted	293,107	282,733	292,516	276,422

	December 31,	December 31,
Selected Balance Sheet Information	2005	2004
Cash and cash equivalents	$42,587	$39,581
Investment in real estate:
Net land, buildings and equipment	$19,547,173	$19,657,322
Developments in progress	362,172	559,969
Investment in and loans to/from
Unconsolidated Real Estate Affiliates	1,806,367	1,945,541
Investment land and land held for development and sale	1,636,684	1,638,013

Net investment in real estate	$23,352,396	$23,800,845

Total assets	$25,150,942	$25,718,625

Mortgage and other property debt payable	$20,414,778	$20,310,947
Minority interest — Preferred	205,944	403,161
Minority interest — Common	430,292	551,282
Stockholders’ equity	1,932,918	2,143,150

Total capitalization (at cost)	$22,983,932	$23,408,540

	Consolidated Properties			Unconsolidated Properties (a)
			Average		Average
	Outstanding		Interest	Outstanding	Interest
Summarized Debt Information	Balance		Rate (d)	Balance	Rate (d)
Fixed rate (c)	$14,505,865		5.49%	$2,787,285	5.45%
Variable rate (c)	5,630,054		6.04	455,584	6.21

Totals	$20,135,919	(b)	5.64%	$3,242,869	5.56%

(a)	Reflects the Company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(b)	Excludes special improvement districts liability of $68.2 million, minority interest adjustment of $67.9 million and purchase accounting mark-to-market adjustment of $142.8 million.

(c)	Includes the effects of swaps.

(d)	Excludes the effect of deferred finance costs.

GENERAL GROWTH PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Minimum rents	$438,394	$360,313	$1,670,387	$1,058,732
Tenant recoveries	201,775	154,046	754,836	472,250
Overage rents	33,132	30,937	69,628	54,105
Land sales	130,341	68,643	385,205	68,643
Management and other fees	24,817	25,633	91,734	82,896
Other	33,717	29,178	101,626	63,255

Total revenues	862,176	668,750	3,073,416	1,799,881

Expenses:
Real estate taxes	51,182	40,991	206,193	128,114
Repairs and maintenance	53,809	45,986	195,292	123,251
Marketing	20,267	14,895	63,522	48,220
Other property operating costs	103,535	67,433	390,019	207,909
Land sales operations	103,266	66,100	311,815	66,100
Provision for doubtful accounts	(298)	2,435	13,868	10,375
Property management and other costs	39,176	29,313	148,399	100,267
General and administrative	3,048	2,419	13,053	9,499
Depreciation and amortization	165,816	124,167	672,914	364,854

Total expenses	539,801	393,739	2,015,075	1,058,589

Operating income	322,375	275,011	1,058,341	741,292

Interest income	3,130	2,108	10,416	3,227
Interest expense	(270,219)	(193,621)	(1,031,241)	(472,185)
Income taxes	(23,037)	(2,343)	(50,646)	(2,383)
Income allocated to minority interests	(20,015)	(32,263)	(43,989)	(105,274)
Equity in income of unconsolidated affiliates	47,733	32,421	120,986	88,191

Income from continuing operations	59,967	81,313	63,867	252,868
Discontinued operations, net of minority interest
Income from operations	1,585	1,125	6,568	3,813
Gain on disposition	5,118	11,171	5,118	11,171

Total discontinued operations, net	6,703	12,296	11,686	14,984

Net income	$66,670	$93,609	$75,553	$267,852

Basic earnings per share:
Continuing operations	$0.25	$0.35	$0.27	$1.15
Discontinued operations	0.03	0.06	0.05	0.07

Total basic earnings per share	$0.28	$0.41	$0.32	$1.22

Diluted earnings per share:
Continuing operations	$0.25	$0.35	$0.27	$1.15
Discontinued operations	0.03	0.06	0.05	0.06

Total diluted earnings per share	$0.28	$0.41	$0.32	$1.21

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Three Months Ended December 31, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$438,394	$104,657		$543,051
Tenant recoveries	201,775	49,501		251,276
Overage rents	33,132	9,285		42,417
Other, including discontinued operations	36,163	16,065		52,228

Total property revenues	709,464	179,508		888,972

Property operating expenses:
Real estate taxes	51,182	14,116		65,298
Repairs and maintenance	53,809	12,657		66,466
Marketing	20,267	4,565		24,832
Other property operating costs	103,535	30,753		134,288
Provision for doubtful accounts	(298)	1,326		1,028

Total property operating expenses	228,495	63,417		291,912

Retail and other net operating income	480,969	116,091		597,060

Master Planned Communities
Land sales	130,341	24,896		155,237
Land sales operations	(103,266)	(18,121)		(121,387)

Master Planned Communities net operating income	27,075	6,775		33,850

Real estate property net operating income	508,044	122,866		$630,910

Management and other fees	24,817	—
Property management and other costs	(14,483)	—
Headquarters/regional costs	(24,693)	(8,405	)(a)
General and administrative	(3,048)	(376)
Depreciation on non-income producing assets, including headquarters building	(3,646)	—
Interest income	3,130	3,352
Interest expense	(270,219)	(42,912)
Income taxes	(23,037)	(153)
Preferred unit distributions	(4,443)	—

FFO	$192,422	$74,372
Equity in FFO of Unconsolidated Properties	74,372	(74,372)

Operating Partnership FFO	$266,794	$—

	Three Months Ended December 31, 2004
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$360,313	$94,713		$455,026
Tenant recoveries	154,046	42,085		196,131
Overage rents	30,937	7,534		38,471
Other, including discontinued operations	30,838	13,589		44,427

Total property revenues	576,134	157,921		734,055

Property operating expenses:
Real estate taxes	40,990	12,463		53,453
Repairs and maintenance	45,986	11,381		57,367
Marketing	14,895	3,619		18,514
Other property operating costs	67,433	35,051		102,484
Provision for doubtful accounts	2,435	846		3,281

Total property operating expenses	171,739	63,360		235,099

Retail and other net operating income	404,395	94,561		498,956

Master Planned Communities
Land sales	68,643	37,170		105,813
Land sales operations	(66,100)	(37,225)		(103,325)

Master Planned Communities net operating income	2,543	(55)		2,488

Real estate property net operating income	406,938	94,506		$501,444

Management and other fees	25,633	—
Property management and other costs	(18,391)	—
Headquarters/regional costs	(10,922)	(6,458	)(a)
General and administrative	(2,419)	(539)
Depreciation on non-income producing assets, including headquarters building	(3,097)	—
Interest income	2,108	827
Interest expense	(193,621)	(28,357)
Income taxes	(2,343)	(176)
Preferred unit distributions	(8,480)	—

FFO	195,406	59,803
Equity in FFO of Unconsolidated Properties	59,803	(59,803)

Operating Partnership FFO	$255,209	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and also, subsequent to November 12, 2004, Rouse Property Management, Inc.

GENERAL GROWTH PROPERTIES, INC.
PORTFOLIO RESULTS AND FUNDS FROM OPERATIONS (“FFO”)
(In thousands)

	Twelve Months Ended December 31, 2005
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,670,387	$393,740		$2,064,127
Tenant recoveries	754,836	181,193		936,029
Overage rents	69,628	14,085		83,713
Other, including discontinued operations	113,454	64,803		178,257

Total property revenues	2,608,305	653,821		3,262,126

Property operating expenses:
Real estate taxes	206,193	55,138		261,331
Repairs and maintenance	195,292	43,313		238,605
Marketing	63,522	14,705		78,227
Other property operating costs	390,019	120,523		510,542
Provision for doubtful accounts	13,868	4,857		18,725

Total property operating expenses	868,894	238,536		1,107,430

Retail and other net operating income	1,739,411	415,285		2,154,696

Master Planned Communities
Land sales	385,205	83,089		468,294
Land sales operations	(311,815)	(60,826)		(372,641)

Master Planned Communities net operating income	73,390	22,263		95,653

Real estate property net operating income	1,812,801	437,548		$2,250,349

Management and other fees	91,734	—
Property management and other costs	(79,207)	—
Headquarters/regional costs	(69,192)	(29,492	)(a)
General and administrative	(13,053)	(1,613)
Depreciation on non-income producing assets, including headquarters building	(13,721)	—
Interest income	10,416	7,233
Interest expense	(1,031,241)	(151,362)
Income taxes	(50,646)	(83)
Preferred unit distributions	(24,117)	—

FFO	$633,774	$262,231
Equity in FFO of Unconsolidated Properties	262,231	(262,231)

Operating Partnership FFO	$896,005	$—

	Twelve Months Ended December 31, 2004
	Consolidated	Unconsolidated		Segment
	Properties	Properties		Basis
Retail and Other
Property revenues:
Minimum rents	$1,058,732	$293,175		$1,351,907
Tenant recoveries	472,250	135,561		607,811
Overage rents	54,105	10,960		65,065
Other, including discontinued operations	67,686	18,694		86,380

Total property revenues	1,652,773	458,390		2,111,163

Property operating expenses:
Real estate taxes	128,114	39,546		167,660
Repairs and maintenance	123,251	33,150		156,401
Marketing	48,220	13,351		61,571
Other property operating costs	207,909	74,589		282,498
Provision for doubtful accounts	10,375	2,766		13,141

Total property operating expenses	517,869	163,402		681,271

Retail and other net operating income	1,134,904	294,988		1,429,892

Master Planned Communities
Land sales	68,643	37,170		105,813
Land sales operations	(66,100)	(37,225)		(103,325)

Master Planned Communities net operating income	2,543	(55)		2,488

Real estate property net operating income	1,137,447	294,933		$1,432,380

Management and other fees	82,896	—
Property management and other costs	(74,043)	—
Headquarters/regional costs	(26,224)	(23,126	)(a)
General and administrative	(9,499)	(3,528)
Depreciation on non-income producing assets, including headquarters building	(12,009)	—
Interest income	3,227	2,043
Interest expense	(472,185)	(93,632)
Income taxes	(2,383)	(176)
Preferred unit distributions	(37,577)	—

FFO	589,650	176,514
Equity in FFO of Unconsolidated Properties	176,514	(176,514)

Operating Partnership FFO	$766,164	$—

(a)	Includes property management and other fees to General Growth Management, Inc. and also, subsequent to November 12, 2004, Rouse Property Management, Inc.

GENERAL GROWTH PROPERTIES, INC.
SUPPLEMENTAL DISCLOSURE OF CERTAIN REVENUES AND EXPENSES
REFLECTED IN FFO
(In thousands)

	Three Months Ended		Three Months Ended
	December 31, 2005		December 31, 2004
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$9,056	$2,136	$8,461	$1,324
Straight-line rent	(7,886)	(1,930)	6,010	1,292
Other property operating costs:
Above- and below-market ground leases, net	(1,362)	(136)	(1,059)	(73)
Real estate taxes:
Real estate tax stabilization agreement	(1,005)	—	(654)	—
Interest expense:
Mark-to-market adjustments on debt	10,840	862	425	79
Amortization of deferred finance costs	(2,632)	(218)	(1,829)	(575)
Debt extinguishment costs	(425)	(400)	(9,712)	(115)
Provision for income taxes (primarily deferred)	(23,037)	(153)	(2,343)	(176)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2005		December 31, 2004
	Consolidated	Unconsolidated	Consolidated	Unconsolidated
	Properties	Properties	Properties	Properties
Minimum rents:
Above- and below-market tenant leases, net	$34,692	$7,064	$27,540	$6,939
Straight-line rent	32,728	10,517	14,810	4,296
Other property operating costs:
Above- and below-market ground leases, net	(6,646)	(362)	(1,059)	(73)
Real estate taxes:
Real estate tax stabilization agreement	(4,037)	—	(654)	—
Interest expense:
Mark-to-market adjustments on debt	47,015	4,484	1,026	79
Amortization of deferred finance costs	(9,499)	(2,134)	(10,739)	(2,655)
Debt extinguishment costs	(4,844)	(2,109)	(15,899)	(622)
Provision for income taxes (primarily deferred)	(50,646)	(83)	(2,383)	(176)
All amounts exclude discontinued operations.

GENERAL GROWTH PROPERTIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Reconciliation of Real Estate Property Net Operating Income (“NOI”) to GAAP Operating Income
Real estate property net operating income:
Segment basis	$630,910	$501,444	$2,250,349	$1,432,380
Unconsolidated Properties	(122,866)	(94,506)	(437,548)	(294,933)

Consolidated Properties	508,044	406,938	1,812,801	1,137,447
Management and other fees	24,817	25,633	91,734	82,896
Property management and other costs	(14,483)	(18,391)	(79,207)	(74,043)
Headquarters/regional costs	(24,693)	(10,922)	(69,192)	(26,224)
General and administrative	(3,048)	(2,419)	(13,053)	(9,499)
Depreciation and amortization	(165,816)	(124,167)	(672,914)	(364,854)
Discontinued operations and minority interest in NOI of Consolidated Properties	(2,446)	(1,661)	(11,828)	(4,431)

Operating Income	$322,375	$275,011	$1,058,341	$741,292

Reconciliation of Funds From Operations (“FFO”) to GAAP Net Income
FFO:
Company stockholders	$218,056	$205,043	$730,002	$611,817
Operating Partnership unitholders	48,738	50,166	166,003	154,347

Operating Partnership	266,794	255,209	896,005	766,164
Depreciation and amortization of capitalized real estate costs	(188,530)	(148,174)	(799,337)	(440,108)
FFO of discontinued operations	(2,873)	(2,181)	(13,548)	(6,235)
Allocations to Operating Partnership unitholders	(15,424)	(23,541)	(19,253)	(66,953)

Income from continuing operations	59,967	81,313	63,867	252,868
Income from discontinued operations, net of minority interest	6,703	12,296	11,686	14,984

Net income	$66,670	$93,609	$75,553	$267,852

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Affiliates
Equity in Unconsolidated Properties:
NOI	$122,866	$94,506	$437,548	$294,933
Net interest expense	(39,560)	(27,530)	(144,129)	(91,589)
Headquarters, general and administrative and income taxes	(8,934)	(7,173)	(31,188)	(26,830)

FFO	74,372	59,803	262,231	176,514

Depreciation and amortization of capitalized real estate costs	(26,639)	(27,382)	(141,245)	(88,323)

Equity in income of unconsolidated affiliates	$47,733	$32,421	$120,986	$88,191

Reconciliation of Weighted Average Shares Outstanding
Basic:
Weighted average number of shares outstanding — FFO per share	292,155	281,845	291,720	275,742
Conversion of Operating Partnership units	(53,371)	(55,533)	(54,047)	(55,593)

Weighted average number of Company shares outstanding — GAAP EPS	238,784	226,312	237,673	220,149

Diluted:
Weighted average number of shares outstanding — FFO per share	293,107	282,733	292,516	276,422
Conversion of Operating Partnership units	(53,371)	(55,533)	(54,047)	(55,593)

Weighted average number of Company shares outstanding — GAAP EPS	239,736	227,200	238,469	220,829

Supplemental Financial Data

General Growth Properties, Inc.
Summary Retained FFO
(dollars in thousands)

	Three Months	Year to
	Ended	Date
	12/31/2005	12/31/2005
Cash From Recurring Operations

FFO — Operating Partnership	$266,794	$896,005
Plus (Less):
Excess non-FFO cash from Master Planned Communities	37,378	57,432
Deferred income taxes	8,482	35,346
Tenant allowances and capitalized leasing costs (a)	(50,037)	(148,805)

Straight line rents adjustment (b)	9,816	(43,245)
Non-cash rental revenue recognized pursuant to SFAS #141 and #142	(11,192)	(41,756)
Non-cash ground rent expense recognized pursuant to SFAS #141 and #142	1,498	7,008

Mark-to-market adjustments on debt	(11,702)	(51,499)
Amortization of deferred finance costs	2,850	11,633

Cash From Recurring Operations — Operating Partnership	$253,887	$722,119

Retained Funds From Recurring Operations

Cash From Recurring Operations — Operating Partnership (From Above)	$253,887	$722,119
Plus (Less):
Common dividends/distributions paid (c)	(119,845)	(434,515)

Retained Funds From Recurring Operations — Operating Partnership	$134,042	$287,604

(a)	To reflect only recurring tenant allowances, new development and redevelopment costs have been excluded.

(b)	Includes impact of changes in the third and fourth quarter 2005 recognition of straight-line rent attributable to tenants with leases of less than one year and increases recognized in 2004 due to the significant acquisitions.

(c)	FFO has already been reduced by distributions on preferred partnership units.

(d)	The first three quarters have been adjusted to reflect discontinued operations.

(e)	Includes cumulative incremental straight-line rent related to a modification in GGP’s recognition policies for tenant holidays and inducements, of $6.5 million for consolidated properties and $3.6 million for unconsolidated properties.

General Growth Properties, Inc.
Trailing Twelve Month EBITDA and Coverage Ratios (a)
(dollars in thousands except per share data)

	Twelve Months ended
	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Pro Rata EBITDA
GAAP Net Income	$75,553	102,492	$173,298	$221,794
Income: Discontinued Operations, net	(11,686)	(17,279)	(16,592)	(15,726)
Income Allocated to Minority Interests	43,989	57,583	77,932	152,651
Interest Expense	1,164,017	1,116,486	907,252	725,053
Income Taxes (b)	50,729	29,881	15,137	1,076
Amortization of Deferred Financing Fees	11,633	11,186	12,322	12,232
Debt Extinguishment Costs	6,953	15,954	14,672	11,643
Interest Income (b)	(17,649)	(14,130)	(10,148)	(7,425)
Depreciation (b)	813,058	781,072	661,352	557,770

Pro Rata EBITDA (a)	$2,136,597	$2,083,245	$1,835,225	$1,659,068

Net Interest (a)
Amortization of Deferred Financing Fees	(11,633)	(11,186)	(12,322)	(12,232)
Debt Extinguishment Costs	(6,953)	(15,954)	(14,672)	(11,643)
Interest Expense	(1,164,017)	(1,116,486)	(907,252)	(725,053)
Interest Income (b)	17,649	14,130	10,148	7,425

Net Interest	$(1,164,954)	$(1,129,496)	$(924,098)	$(741,503)

Interest Coverage Ratio	1.83	1.84	1.99	2.24

Fixed Charges (c)
Net Interest	$(1,164,954)	$(1,129,478)	$(924,096)	$(741,501)
Preferred Unit Distributions	(23,942)	(28,155)	(32,211)	(35,394)

Fixed Charges	$(1,188,896)	$(1,157,633)	$(956,307)	$(776,895)

Ratio of Fixed Charges to Pro Rata EBITDA	1.80	1.80	1.92	2.14

Fixed Charges & Common Dividend
Fixed Charges	$(1,188,896)	$(1,157,633)	$(956,307)	$(776,895)
Common Dividend/Distributions	(434,515)	(413,489)	(390,715)	(367,874)

Fixed Charges + Dividend	$(1,623,411)	$(1,571,122)	$(1,347,022)	$(1,144,769)

Ratio of Fixed Charges + Common Dividend to Pro Rata EBITDA	1.32	1.33	1.36	1.45

(a)	Includes operations of the Unconsolidated Real Estate Affiliates at the Company’s share.

(b)	Adjusted to reflect discontinued operations.

(c)	Excludes principal amortization payments.

General Growth Properties, Inc.
Computation of Comparable Property NOI Growth
(dollars in thousands except per share data)

	Three Months Ended		Year to Date
	12/31/2005	12/31/2004	12/31/2005	12/31/2004

Total NOI (a)	$630,910	$501,444	$2,250,349	$1,432,380
NOI from noncomparable properties	(224,977)	(127,908)	(1,071,184)	(389,927)
NOI from Corporate and other	(5,894)	(8,842)	(21,305)	(19,696)
NOI from land sales	(33,850)	—	(95,653)	—
Development cost write-off (b)	4,341	735	5,601	1,651

Comparable NOI (c)	$370,530	$365,429	$1,067,808	$1,024,408

Increase in Comparable NOI from prior period	1.4%		4.8%

(a)	Total NOI includes real estate property net operating income from consolidated and unconsolidated at share.

(b)	To add back previously capitalized expense related to potential development projects that were written off

(c)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made in the last twelve months.

GENERAL GROWTH PROPERTIES, INC.
RETAIL RECOVERY SUMMARY
(In thousands)

	Three Months Ended				Full Year
	3/31/2005	6/30/2005	9/30/2005	12/31/2005	12/31/2005
Consolidated Properties

Tenant recoveries (a)	$182,562	$180,306	$182,617	$198,426	$743,911

Recoverable operating expenses:
Real estate taxes	50,145	49,587	46,436	48,731	194,899
Repairs and maintenance	44,210	40,949	41,469	48,043	174,671
Marketing	14,054	14,461	14,947	20,282	63,744
Other property operating costs	74,106	72,629	81,148	78,150	306,033

Total recoverable operating expenses (b)	182,515	177,626	184,000	195,206	739,347

Recovery Ratio	100.0%	101.5%	99.2%	101.6%	100.6%

Unconsolidated Properties

Tenant recoveries (a)	$43,055	$43,479	$44,439	$49,299	$180,272

Recoverable operating expenses:
Real estate taxes	13,201	13,290	13,428	13,786	53,705
Repairs and maintenance	9,969	9,281	9,446	11,856	40,552
Marketing	3,447	3,548	3,145	4,565	14,705
Other property operating costs	16,080	15,642	19,867	17,272	68,861

Total recoverable operating expenses (b)	42,697	41,761	45,886	47,479	177,823

Recovery Ratio	100.8%	104.1%	96.8%	103.8%	101.4%

(a)	Total retail tenant recoveries exclude office tenant recoveries. Amounts presented exclude consolidated office tenant recoveries in Q4 of $3,349 and YTD of $10,924 and unconsolidated office tenant recoveries in Q4 of $202 and YTD of $921.

(b)	Total retail recoverable operating expenses exclude office property expenses, as well as other nonrecoverable operating expenses such as ground rent, parking, storage and other non-direct property related expenses. Amounts presented exclude consolidated office and nonrecoverable expenses in Q4 of $33,587 and YTD of $115, 681 and unconsolidated office and nonrecoverable expenses in Q4 of $14,612 and YTD of $55,857.

General Growth Properties, Inc.
Master Planned Communities
(dollars in thousands)

					Unconsolidated		Company
	Consolidated Properties				Property @ share		Portfolio
							Total Master
					Woodlands and		Planned
	Columbia	Summerlin	Houston	Total	other JV		Communities
	Operations	Operations	Operations	Consolidated	Operations		Segment
For the three months ended December 31, 2005
Land Sales	$48,201	$82,140	$—	$130,341	$24,896		$155,237
Land Sales Operations	37,999	64,902	365	103,266	18,121		121,387

Net Operating Income	$10,202	$17,238	$(365)	$27,075	$6,775		$33,850

For the twelve months ended December 31, 2005
Land Sales	$110,254	$274,951	$—	$385,205	$83,089		$468,294
Land Sales Operations	90,462	220,480	873	311,815	60,826		372,641

Net Operating Income	$19,792	$54,471	$(873)	$73,390	$22,263	(a)	$95,653	(b)

(a)	Includes $211 of income from other JV operations.

(b)	Excluding purchase accounting mark-to-market adjustments, NOI would have been $210 million.
Valuation

Investment land and land held for development and sale:
Net Book Value — Balance Sheet as of 12/31/2005 (a)	$1,636,684
Estimated Value of Assets as of 12/31/2004 (b)	3,182,395

(a)	The net book value reflects the recorded carrying amount of the assets in the Company’s financial statements excluding our share of the Woodlands Operations.

(b)	The estimated value reflects management’s valuation of the gross assets based upon a number of assumptions including historical sales rates and historical price appreciation. The estimated value is not based on any third party purchase offers and does not reflect any reduction for the value of stock that may be issued (rather than repurchased in the open market) pursuant to the contingent stock agreement relating to Summerlin. An updated independent third party valuation analysis as of 12/31/05 is currently being performed.
Net Cash Flow Generated

Year to
Date
12/31/2005
Net Operating Income	$95,653
Cost of land sales	176,512
Woodlands and other JV operations	(22,263)
Woodlands cash distribution	4,325
Cash Equivalent: Woodlands MUD’s (a)	13,000
Other Non-cash Adjustments (b)	55,536

Total cash generated	322,763

Land Development Expenditures, net of related financing	(169,824)

Estimated Net Cash Flow Generated by Master Planned Communities segment (c)	$152,939

(a)	In lieu of cash, received Municipal Utility District (“MUD”) receivables at the end of 2005. The present value of the MUD is $13 million.

(b)	Includes collections of builder notes receivable, conversion of accrual basis expenses, such as builders price participation, to a cash basis and other miscellaneous items.

(c)	Excludes amounts to be paid pursuant to the Contingent Stock Agreement and income taxes on the earnings of taxable REIT subsidiaries (“TRS’s”) in the Master Planned Communities segment. GGP’s taxes are based on the results of the company as a whole, including taxable income/losses of these and other TRS’s.

General Growth Properties, Inc.
Capital Information
(dollars in thousands except per share data)

	Period Ending
Capital Information	12/31/2005	12/31/2004	12/31/2003	12/31/2002
Closing common stock price per share	$46.99	$36.16	$27.75	$17.33
52 Week High (a)	$48.27	$36.90	$27.89	$17.43
52 Week Low (a)	$31.38	$24.31	$16.09	$12.67
Total Return — Trailing Twelve Months (share appreciation and dividend)	34.1%	34.8%	66.0%	41.4%

Common Shares and Common Units outstanding at end of period	292,258,544	290,256,345	273,006,226	245,859,996

Portfolio Capitalization Data
Total Portfolio Debt (b)
Fixed	$17,293,150	$13,807,734	$5,720,545	$4,308,863
Variable	6,085,638	9,173,400	2,806,803	2,430,864
Convertible Preferred Stock (greater of market or par)	—	—	—	449,415
Total Preferred Securities	205,944	403,161	495,211	468,201
Stock market value of common stock and Operating Partnership units outstanding at end of period	13,733,229	10,495,669	7,575,923	4,261,573

Total Market Capitalization at end of period	$37,317,961	$33,879,964	$16,598,482	$11,918,916

Leverage Ratio (%)	62.6%	67.8%	51.4%	56.5%

(a)	52-week pricing information includes intra-day highs and lows.

(b)	Excludes special improvement districts liabilities minority interest and purchase accounting mark-to-market adjustments.

General Growth Properties, Inc.
Changes in Total Common & Equivalent Shares

	Operating	Company		Total Common
	Partnership	Common	Treasury	& Equivalent
	Units	Shares	Stock	Shares
Common Shares and Operating Partnership Units (“OP Units”) Outstanding at December 31, 2004	55,532,263	234,724,082	—	290,256,345

Direct Stock Purchase and Dividend Reinvestment Plan	—	70,576	—	70,576

Employee Stock Purchase Plan	—	177,371	—	177,371

Conversion of Preferred Units to OP Units and then to Common Shares	—	729,890	—	729,890

Conversion of OP Units into Common Shares	(2,470,368)	2,470,368	—	—

Issuance of Stock for Stock Option Exercises and Restricted Stock Grants	—	1,140,773	545,204	1,685,977

Issuance of Stock pursuant to the Hughes Contingent Stock Agreement	—	551,985	1,000,400	1,552,385

Purchase of Treasury Stock	—	—	(2,214,000)	(2,214,000)

Common Shares and OP Units Outstanding at December 31, 2005	53,061,895	239,865,045	(668,396)	292,258,544

Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options at December 31, 2005				1,070,667

Diluted Common Shares and OP Units Outstanding at December 31, 2005				293,329,211

Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2005 (Basic)				291,719,672

Weighted Average Net Number of Common Shares Issuable Assuming Exercise of Dilutive Stock Options				796,364

Fully Diluted Weighted Average Common Shares and OP Units Outstanding for the twelve months ended December 31, 2005				292,516,036

General Growth Properties, Inc.
Common Dividend History
(a) 1993 annualized
(a) Based on FFO definitions that existed during the specified reporting period

General Growth Properties, Inc.
Debt Maturity and Current Average Interest Rate Summary
As of December 31, 2005
(dollars in thousands)

	Consolidated						Unconsolidated				Company
	Properties						Properties (b)				Portfolio
				Current				Current				Current
				Average				Average				Average
	Maturing			Interest			Maturing	Interest			Maturing	Interest
Year	Amount (a)			Rate (c)			Amount (a)	Rate (c)			Amount (a)	Rate (c)
2006	$751,960			6.07%			$327,726	5.96%			$1,079,686	6.04%
2007	4,330,678			5.91%			497,262	5.93%			4,827,940	5.91%
2008	3,898,423			5.86%			245,907	5.80%			4,144,330	5.85%
2009	3,476,522			5.28%			370,817	5.58%			3,847,339	5.31%
2010	4,062,524			5.09%			657,255	5.05%			4,719,779	5.08%
2011	1,158,917			6.58%			288,878	6.50%			1,447,795	6.56%
2012	1,122,772			5.78%			562,395	5.02%			1,685,167	5.53%
2013	865,158			5.39%			198,150	5.13%			1,063,308	5.34%
2014	81,086			5.47%			73,856	4.62%			154,942	5.06%
2015	201,551			5.10%			—	0.00%			201,551	5.10%
Subsequent	186,328			7.13%			20,623	7.12%			206,951	7.13%

Totals	$20,135,919	(d	)	5.64%			$3,242,869	5.56%			$23,378,788	5.63%

Fixed Rate (e)	14,505,865			5.49%			2,787,285	5.45%			17,293,150	5.48%
Variable Rate (e)	5,630,054			6.04%			455,584	6.21%			6,085,638	6.05%

Totals	$20,135,919	(d	)	5.64%	(f	)	$3,242,869	5.56%	(f	)	$23,378,788	5.63%	(f	)

Average Years to Maturity

Fixed Rate Debt	4.69 years	4.95 years	4.69 years

Variable Rate Debt	2.81 years	2.79 years	2.81 years

All GGP Debt	4.16 years	4.65 years	4.20 years

(a)	Excludes principal amortization.

(b)	Reflects the company’s share of debt relating to the properties owned by the Unconsolidated Real Estate Affiliates.

(c)	Reflects the current variable contract rate as of December 31, 2005 for all variable rate loans.

(d)	Reconciliation to GGP Consolidated GAAP debt.

Consolidated
Consolidated debt, from above	$20,135,919
Other liabilities — Special Improvement Districts	68,167
Minority interest ownership adjustment	67,872
Purchase accounting mark-to-market adjustment	142,820

GGP Consolidated GAAP debt	$20,414,778

(e)	Includes the effects of swaps.

(f)	Does not include the effect of deferred financing fees (See debt detail, in which rates reflect deferred fees).

General Growth Properties, Inc.
Summary of Outstanding Debt
(dollars in thousands)

General Growth Properties, Inc.
Fourth Quarter 2005 Financing Activity
(dollars in thousands)

	Fixed Rate	Floating Rate	Total Debt
September 30, 2005 Debt (a)	$17,001,087	$6,335,733	$23,336,820

New Funding:
Property Related	167,500	—	167,500

Refinancings:
Property Related	268,703	(151,283)	117,420
Non-Property Related	—	(216,726)	(216,726)

Interest rate SWAP	(78,475)	78,475	—

Revolver Borrowings	—	64,719	64,719
Other Property Related	(65,666)	(25,279)	(90,945)

Net Change	292,062	(250,094)	41,968

December 31, 2005 Debt (a)	$17,293,149	$6,085,639	$23,378,788

(a)	Includes Company’s share of debt of Unconsolidated Real Estate Affiliates. Excludes Special Improvement Districts.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of December 31, 2005
(dollars in thousands)

FIXED RATE

Loan	Maturity Date	Rate	Total Debt	Balance
CMBS
GGP-MP Trust (a)	11/15/06	5.51%	$313,130
13 Affiliates (b)	11/15/07	5.50%	868,765

Secured Asset Loans
Arizona Center 1 and 2	01/01/06	9.22%	1,256
Country Hills	05/01/06	7.38%	5,103
JP Realty/ PDC Swap	06/01/06	5.79%	100,000
Beachwood Place Swap	06/01/06	6.03%	110,000
Columbia Mall Swap	06/01/06	5.98%	185,000
Woodlands	06/01/06	7.00%	1,645
Lakeview Square	06/15/06	10.02%	22,185
Beachwood Place I	07/01/06	7.84%	7,263
Beachwood Place II	07/01/06	7.71%	66,135
Beachwood Place III	07/01/06	9.59%	21,342
10000 Covington Crossing	12/01/06	8.45%	3,085
10190 Covington Crossing	12/01/06	8.45%	5,875
1201/41 Town Center	12/01/06	8.45%	6,273
1251/81 Town Center and 1251 Center Crossing	12/01/06	8.45%	6,384
1635 Village Center Circle	12/01/06	8.45%	3,590
9950/80 Covington Cross CA	12/01/06	8.45%	5,129
South Street Swap	12/11/06	4.71%	13,125
Augusta Mall	02/01/07	8.13%	47,493
Columbia Development	04/01/07	6.76%	13,123
Columbia Development	04/01/07	7.56%	31,724
Columbia Mall	04/01/07	7.95%	8,931
Mondawmin	04/01/07	7.95%	16,655
White Marsh	12/01/07	7.91%	71,620
Mall St Vincent	01/01/08	7.11%	17,556
Columbia Mall	01/01/08	7.46%	49,706
Columbia Mall	01/01/08	7.34%	108,202
Fashion Show	01/01/08	3.83%	373,266
Harborplace	01/01/08	8.16%	29,167
Provo Mall	02/01/08	4.42%	36,489
Spokane Valley Mall	02/01/08	4.42%	30,173
The Pines	02/01/08	9.00%	8,404
1450 Center Crossing	02/01/08	9.00%	4,815
1451 Center Cross and Riverspark I ABC	02/01/08	9.00%	7,698
1551 Hillshire Dr	02/01/08	9.00%	6,399
1645 Village Center	02/01/08	9.00%	3,702
Riverlands	02/01/08	9.00%	2,296
Riverspark II	02/01/08	9.00%	2,647
Triangle I-IV	02/01/08	9.00%	1,566
Two Owings Mills	04/01/08	7.03%	14,202
Three & Four Owings Mills	04/01/08	8.88%	14,184
Phoenix Theatre	04/01/08	8.39%	3,128
Animas Valley	07/11/08	3.56%	26,286
Grand Teton	07/11/08	3.56%	28,164
Salem Center	07/11/08	3.56%	27,225
Mayfair	07/11/08	3.13%	190,113
Pioneer Place 1 Garage	08/01/08	7.07%	7,443
Pioneer Place 2	08/01/08	7.07%	17,182
Pioneer Place 3	08/01/08	7.07%	13,507
Pioneer Place 4	08/01/08	7.57%	12,535
Pioneer Place 5	08/01/08	7.07%	45,378
Pioneer Place 6	08/01/08	5.63%	48,000

(a)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall,

Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza,

Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall,

Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of December 31, 2005
(dollars in thousands)
FIXED RATE

Loan	Maturity Date	Rate	Total Debt Balance
Secured Asset Loans Cont.
Pioneer Place Office	08/01/08	7.07%	$27,227
Foothills I	09/01/08	6.57%	22,073
Foothills II	09/01/08	6.68%	22,115
Northtown Mall	09/01/08	6.68%	77,006
Spring Hill	10/01/08	6.61%	83,061
Pierre Bossier	10/11/08	6.54%	37,874
Tucson Mall	10/11/08	4.29%	125,330
Bayside	11/01/08	5.92%	56,651
Southwest Plaza	11/01/08	6.54%	77,675
Birchwood	11/11/08	6.72%	40,759
Mall of the Bluffs	11/11/08	6.72%	40,759
Oakwood	11/11/08	6.70%	54,345
Chico Mall	02/11/09	4.81%	60,241
Jordan Creek	03/01/09	4.60%	196,939
Southland	03/01/09	3.65%	87,228
Prince Kuhio	04/01/09	3.51%	40,667
JP Comm Sr. Austin Bluffs	04/09/09	4.84%	2,516
JP Comm Sr. Division Crossing	04/09/09	4.84%	5,797
JP Comm Sr. Fort Union	04/09/09	4.84%	3,026
JP Comm Sr. Halsey Crossing	04/09/09	4.84%	2,837
JP Comm Sr. Orem Plaza Center St	04/09/09	4.84%	2,705
JP Comm Sr. Orem Plaza State St	04/09/09	4.84%	1,674
JP Comm Sr. Riverpointe Plaza	04/09/09	4.84%	4,189
JP Comm Sr. Riverside Plaza	04/09/09	4.84%	5,996
JP Comm Sr. Woodlands Village	04/09/09	4.84%	7,660
Town East	04/11/09	3.51%	113,292
Grand Canal Shoppes	05/01/09	4.79%	417,515
The Crossroads (MI)	06/01/09	7.43%	42,005
Woodbridge Corporation	06/01/09	4.29%	221,337
Coastland	06/01/09	7.16%	79,982
Coastland II	06/01/09	5.16%	22,690
Apache	08/01/09	7.05%	52,548
TRC of Nevada	08/01/09	7.04%	12,266
Cumberland	08/10/09	7.88%	93,218
Oakview	10/01/09	7.82%	77,427
Baybrook	11/01/09	7.83%	88,730
Baybrook II	11/01/09	5.12%	67,082
Coral Ridge	11/01/09	6.59%	74,050
Coral Ridge II	11/01/09	5.07%	30,582
Governor’s Square	12/01/09	7.66%	62,920
Lakeside Mall	12/01/09	4.31%	191,847
Ward Centre & Ward Entertainment	01/01/10	4.38%	61,991
Mall St Matthews	01/01/10	4.83%	152,917
North Star	01/01/10	4.47%	247,056
Park Place	01/11/10	5.17%	186,317
Visalia	01/11/10	3.78%	46,090
Lansing I	01/15/10	9.58%	27,320
Pecanland	03/01/10	4.32%	63,396
Southland	03/05/10	5.09%	114,799
Providence Place	03/11/10	5.18%	376,202
West Valley	04/01/10	3.47%	62,822
Ridgedale	04/01/10	4.89%	188,203
Pioneer Place	04/27/10	9.97%	1,456
Peachtree	06/01/10	5.12%	94,359
Coronado	06/06/10	5.11%	177,790
La Cantera	06/06/10	5.24%	134,704
Maine	06/11/10	4.86%	228,367
Burlington	07/01/10	5.47%	31,500
Glenbrook	07/01/10	4.94%	186,921
Regency Square	07/01/10	3.64%	101,188

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of December 31, 2005
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate	Balance
Secured Asset Loans Cont.
St. Louis Galleria	07/05/10	4.87%	$250,535
Lynnhaven	07/06/10	5.14%	249,600
Boise Towne Plaza	07/09/10	4.70%	11,633
JP Comm Jr. Gateway Crossing	07/09/10	5.15%	16,226
JP Comm Jr. Univ. Crossing	07/09/10	5.15%	12,114
Crossroads Center (MN)	08/01/10	4.80%	89,386
Park City	10/01/10	5.21%	158,047
70 Columbia Corporate Center	10/01/10	10.15%	20,255
Staten Island	10/01/10	5.09%	85,000
Staten Island	10/01/10	8.15%	76,566
Fashion Place	10/05/10	5.34%	151,676
110 North Wacker	10/11/10	5.00%	47,891
Chapel Hills	10/11/10	5.05%	121,725
Gallery at Harborplace	12/01/10	7.89%	67,434
Rogue Valley	01/11/11	7.85%	27,509
Westlake Center	02/01/11	7.89%	67,962
Boise Towne Square	02/10/11	6.64%	74,657
10000 West Charleston	03/01/11	7.88%	22,864
Capital	04/01/11	7.42%	21,269
Gateway	04/01/11	7.38%	41,683
Greenwood	04/01/11	7.36%	46,798
Eden Prairie	04/01/11	4.73%	84,799
RiverTown Junior Loan	07/01/11	9.19%	16,415
RiverTown Senior Loan	07/01/11	7.33%	107,551
Northridge Fashion	07/01/11	7.29%	133,039
Willowbrook Mall	07/01/11	6.82%	166,750
Collin Creek Mall	07/10/11	6.78%	70,477
Bayshore	09/01/11	7.24%	32,673
One Owings Mills	12/01/11	8.50%	6,820
Eastridge (WY )	12/05/11	5.08%	41,321
Pine Ridge	12/05/11	5.08%	27,859
Red Cliffs	12/05/11	5.08%	26,479
Three Rivers	12/05/11	5.08%	22,682
Hulen Mall	12/07/11	5.07%	119,310
Streets at Southpoint	04/06/12	5.38%	252,820
Oviedo	05/05/12	5.17%	54,573
Sikes Senter	06/01/12	5.25%	64,572
Oglethorpe	07/01/12	4.96%	149,135
Valley Plaza	07/11/12	3.93%	102,403
Corporate Pointe 2	09/11/12	6.83%	4,737
Corporate Pointe 3	09/11/12	6.83%	4,737
Grand Traverse	10/01/12	5.05%	89,797
The Meadows	05/01/13	5.49%	108,548
Oxmoor	06/01/13	6.85%	59,398
The Boulevard	07/01/13	4.30%	115,187
Senate Plaza	07/01/13	5.71%	12,606
1160/80 Town Center	07/15/13	6.99%	10,320
Four Seasons	12/11/13	5.60%	108,399
Valley Hills	03/05/14	4.75%	60,373
Beachwood Place IV	06/01/14	9.09%	11,463
Bayside	07/01/14	5.92%	9,250
Paramus Park	10/01/15	4.89%	109,743
Eagle Ridge	10/11/15	5.46%	49,896
Knollwood	10/11/15	5.39%	41,912
Bellis Fair	02/15/16	7.34%	67,078
New Orleans Riverwalk	01/01/17	9.83%	8,277
New Orleans Riverwalk	01/01/17	9.83%	3,244
Houston	12/01/17	5.30%	5,348
Baltimore Center Garage	06/01/18	6.05%	20,062
10450 West Charleston	01/01/19	6.84%	5,551
Houston	12/01/21	5.30%	952
New Orleans Riverwalk	12/01/22	11.27%	11,000
New Orleans Riverwalk	12/01/22	11.27%	30,000
Two Willow	12/01/22	9.94%	(39,800)
Providence Place	07/01/28	7.79%	49,763
Houston	05/01/31	5.30%	20,145
Provo Land Loan	08/01/95	10.00%	2,250

General Growth Properties, Inc.
Outstanding Debt by Maturity Date
Consolidated Properties
As of December 31, 2005
(dollars in thousands)

FIXED RATE
			Total Debt
Loan	Maturity Date	Rate	Balance
Corporate Debt
New Orleans Riverwalk	01/30/06	11.33%	$3
JP Realty Public Notes Series B	03/11/06	7.29%	25,000
JP Realty Public Notes Series C	03/11/07	7.29%	25,000
Public Indenture TRCLP	03/13/07	8.78%	1,000
Public Indenture TRCLP	03/22/07	8.44%	1,000
JP Realty Public Notes Series D	03/11/08	7.29%	25,000
Mall St Matthews	05/01/08	9.03%	389
Houston	05/05/08	4.75%	19,725
Princeton Land	07/01/08	3.00%	10,711
Princeton Land East	07/01/08	3.00%	10,290
TRCLP Teachers Property	11/30/08	6.94%	58,000
Three & Four Owings Mills	01/01/09	12.50%	2,500
Public Indenture TRCLP	03/15/09	3.63%	400,000
Public Indenture TRCLP	04/30/09	8.00%	200,000
Public Indenture TRCLP	09/15/12	7.20%	400,000
Public Indenture TRCLP	11/26/13	5.38%	100,000
Public Indenture TRCLP	11/26/13	5.38%	350,000

Swaps (a)
GGP-MP SWAP	02/15/06	4.59%	100,000
GGPLP/GGPLPLLC Term Swap	01/31/07	5.18%	350,000
GGP-MP SWAP	02/15/07	4.59%	25,000

Total Consolidated Fixed Rate Debt			$14,505,865

VARIABLE RATE
					Total Debt
Loan	Maturity Date	Rate (b)			Balance
CMBS
GGP-MP Trust (c)	02/15/09	6.12%			$181,270

Secured Asset Loans
Lansing II	07/21/06	6.27%			40,000
South Street	12/11/06	6.56%			10,350
South Street Swap	12/11/06	4.44%			(13,125)
Stonestown	08/09/09	5.25%			220,000
Arizona Retail	03/01/10	6.28%			7,650
Mall of Louisianna	04/05/10	5.78%			185,000
Crossroads Center (MN) Mezzanine	08/01/10	6.21%			28,384
Houston	06/01/33	7.50%			2,458

Corporate Debt
Victoria Ward Limited	12/15/06	5.67%			92,000
GGPLP/GGPLPLLC Revolver	11/12/07	6.07%			180,500
GGPLP/GGPLPLLC Term A	11/12/07	6.09%			2,714,867
GGPLP/GGPLPLLC Term B	11/12/08	6.30%			1,980,000
Seaport Marketplace Theater	11/30/13	5.90%			700

Total Consolidated Variable Rate Debt					$5,630,054

Total Consolidated Debt & Swaps		5.69%	(d	)	$20,135,919

(a)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(b)	Reflects the variable contract rate as of December 31, 2005.

(c)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(d)	Rates include the effects of deferred financing costs and interest rate swaps.

General Growth Properties, Inc.
Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of December 31, 2005
(dollars in thousands)

FIXED RATE
				Company ProRata
Loan	Maturity Date	Rate	Total Debt	Share
CMBS
GGP-MP Trust (a)	11/15/06	5.50%	$233,207	$118,427
13 Affiliates (b)	11/15/07	5.57%	138,635	70,704

Secured Asset Loans
Northpoint Jr	06/01/06	7.98%	19,531	9,765
Northpoint Sr	06/01/06	7.48%	77,293	38,646
The Woodlands	12/01/06	8.04%	59,682	29,841
Woodlands Community	06/01/07	7.75%	2,245	1,179
Park Meadows	10/01/07	7.94%	113,325	39,664
Park Meadows	10/01/07	6.67%	22,379	7,833
Columbiana	05/11/08	4.21%	68,821	34,411
Quail Springs	06/01/08	6.88%	40,953	20,477
Neshaminy	07/01/08	6.76%	60,000	15,000
Woodlands Community	07/19/08	6.50%	2,100	1,103
Woodlands Community	07/25/08	7.75%	3,688	1,936
Altamonte	09/01/08	6.55%	112,581	56,290
Chula Vista	10/01/08	4.18%	62,603	31,302
Towson Town Center	11/10/08	6.76%	135,260	47,341
Deerbrook	03/01/09	3.53%	81,402	40,701
Perimeter Shopping Center	05/01/09	6.78%	123,556	61,778
Mizner Park Note A	07/01/09	4.84%	8,649	4,325
Mizner Park Note B	07/01/09	4.84%	52,072	26,036
Steeplegate	08/01/09	5.01%	82,399	41,199
The Parks at Arlington	09/01/09	5.63%	38,537	19,269
The Parks at Arlington	09/01/09	7.54%	106,866	53,433
Carolina Place	01/11/10	4.63%	166,635	83,318
Alderwood Mezz	07/06/10	6.09%	34,800	17,400
Alderwood Senior 1	07/06/10	4.73%	211,724	105,862
Alderwood Senior 2	07/06/10	5.11%	54,697	27,349
Christiana Mall	08/01/10	4.61%	119,220	59,610
Water Tower Place	09/01/10	4.97%	181,849	100,017
Newgate	10/01/10	4.89%	43,552	21,776
Whalers	11/06/10	5.50%	109,877	67,425
Kenwood Towne Centre Mezz	12/01/10	5.86%	40,000	28,145
Kenwood Towne Centre Note A	12/01/10	5.34%	147,000	103,433
Kenwood Towne Centre Note B	12/01/10	5.86%	61,000	42,921
Newpark	02/01/11	7.48%	71,461	35,730
Willowbrook Junior Loan	04/01/11	7.74%	33,283	16,642
Willowbrook Senior Loan	04/01/11	6.60%	62,995	31,498
Vista Ridge	04/11/11	6.89%	85,020	42,510
Silver City Galleria	06/10/11	4.88%	137,006	68,503
Austin Mall (Highland)	07/10/11	6.83%	67,659	33,829
Northbrook Court	09/01/11	7.17%	93,368	46,684
Arrowhead	10/01/11	6.92%	80,897	13,482
Buckland Hills	07/01/12	4.94%	173,997	86,998
Florence	09/10/12	4.96%	101,642	71,747
Glendale Galleria Mezz	10/01/12	5.34%	29,944	14,972
Glendale Galleria Note A1	10/01/12	4.11%	153,636	76,818
Glendale Galleria Note A2	10/01/12	4.11%	125,702	62,851
Glendale Galleria Note B	10/01/12	5.27%	39,905	19,953
Glendale Galleria Note C	10/01/12	4.68%	49,892	24,946
Oakbrook	10/01/12	5.13%	228,722	115,528
Stonebriar	12/11/12	5.26%	177,165	88,582
Bridgewater Commons I	01/01/13	5.78%	31,215	10,925
Bridgewater Commons II	01/01/13	5.14%	44,923	15,723
Bridgewater Commons III	01/01/13	5.14%	67,385	23,585
Pembroke	04/11/13	4.99%	138,342	69,171
West Oaks	08/01/13	5.29%	73,830	36,915

(a)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall and Northgate Mall.

(b)	The “13 Affiliates” CMBS pool is comprised of Colony Square Mall, Columbia Mall, Fallbrook Center, Fox River Plaza, Fox River Mall, Marketplace Shopping Center, Rio West Mall, River Hills Mall, Sooner Fashion Mall, Southlake Mall, Westwood Mall, The Oaks Mall and Westroads Mall.

General Growth Properties, Inc.
Summary of Outstanding Debt by Maturity Date at Share
Unconsolidated Properties
As of December 31, 2005
(dollars in thousands)

FIXED RATE
				Company ProRata
Loan	Maturity Date	Rate	Total Debt	Share
Secured Asset Loans cont.
Lakeland	10/01/13	5.17%	58,173	29,087
Bay City	12/01/13	5.37%	25,488	12,744
Washington Park	04/01/14	5.48%	12,762	6,381
Brass Mill	04/11/14	4.57%	134,951	67,476
CenterPointe Village	01/01/17	6.31%	14,294	7,146
Trails Village Center	07/10/23	8.21%	17,520	8,759
Lake Meade Blvd & Buffalo	07/15/23	7.20%	6,448	3,224

Unsecured Debt
Park Meadows	07/15/06	5.01%	5,600	1,960

Swaps (a)
GGP-MP SWAP	02/15/06	4.65%	75,000	37,500
Woodlands	07/03/06	4.74%	100,000	52,500
Riverchase	10/15/06	5.03%	200,000	100,000
GGP-MP SWAP	02/15/07	4.65%	50,000	25,000

Total Unconsolidated Fixed Rate Debt				$2,787,285

VARIABLE RATE

Loan	Maturity Date	Rate (b)			Total Debt	Company ProRata
CMBS
GGP-MP Trust (c)	02/15/09	5.37%			$58,196	$24,076

Secured Asset Loans
Woodlands Community	02/28/06	7.09%			60,000	31,500
Woodlands Community	01/30/06	7.00%			101	53
Woodlands Community	01/31/06	7.09%			37,969	19,934
GGP-MP SWAP	02/15/06	4.37%			(75,000)	(37,500)
Woodlands SWAP	07/03/06	4.40%			(100,000)	(52,500)
Village of Merrick Park	10/29/06	5.61%			194,000	77,600
Natick Mall	01/10/07	4.99%			156,676	122,575
GGP-MP SWAP	02/15/07	4.37%			(50,000)	(25,000)
Galleria at Tyler	09/02/07	5.42%			94,500	49,490
Clackamas	09/09/07	5.67%			95,000	49,752
Woodlands Community	11/01/07	6.50%			3,270	1,717
Woodlands Community	11/30/07	6.59%			60,000	31,500
Woodlands Community	11/30/07	6.59%			184,000	96,600
Woodlands Community	11/30/07	8.59%			50,000	26,250
Woodlands Community	01/01/08	6.50%			775	407
Woodlands Community	01/01/08	6.75%			6,888	3,614
First Colony	01/09/08	5.36%			67,000	33,500
Woodlands Community	07/01/08	6.50%			1,001	525
Woodlands Community	08/01/17	4.40%			2,840	1,491

Total Unconsolidated Variable Rate Debt						$455,584

Total Unconsolidated Debt & Swaps		5.58%	(d	)		$3,242,869

Total Debt & Swaps		5.68%	(d	)		$23,378,788

(a)	Variable rate debt converted to fixed rate debt through use of interest rate swaps.

(b)	Reflects the variable contract rate as of December 31, 2005.

(c)	The “GGP-MP Trust” CMBS pool is comprised of Ala Moana Center, Piedmont Mall, Montclair Plaza, Moreno Valley Mall, Superstition Springs, Tysons Galleria, Eastridge Mall, Landmark Mall, and Northgate Mall.

(d)	Rates include the effects of deferred financing fees and interest rate swaps.

Supplemental Operational Data

General Growth Properties, Inc.
Operating Statistics & Certain Financial Information
As of December 31, 2005
(dollars in thousands)

	Consolidated	Unconsolidated	Company
	Retail	Retail	Retail
	Properties	Properties	Portfolio (b)
OPERATING STATISTICS (a)
Occupancy	92.1%	93.5%	92.5%
Trailing 12 month total tenant sales per sq. ft. (c)	$428	$455	$437
% change in total sales (c)	5.9%	7.2%	6.4%
% change in comparable sales (c)	3.3%	3.9%	3.5%
Mall and freestanding GLA excluding space under redevelopment (in sq. ft.)	40,354,823	19,176,851	59,531,674

CERTAIN FINANCIAL INFORMATION
Average annualized in place rent per sq. ft.	$33.29	$36.25
Average rent per sq. ft. for new/renewal leases	$37.72	$40.48
Average rent per sq. ft. for leases expiring in 2005	$29.63	$32.31
Three month percentage change in comparable real estate property net operating income (versus prior year comparable period) (d) (e)	—	7.0%
Twelve month percentage change in comparable real estate property net operating income (versus prior year comparable period) (d) (e)	2.6%	10.5%

(a)	Data is for 100% of the Mall GLA in each portfolio, including those properties that are owned in part by Unconsolidated Real Estate Affiliates. Data excludes properties currently being redeveloped and/or remerchandised and miscellaneous (non-mall) properties.

(b)	Data presented in the column “Company Retail Portfolio” are weighted average amounts.

(c)	Due to tenant sales reporting timelines, data presented is as of November.

(d)	Comparable properties are those properties that have been owned and operated for the entire time during the compared accounting periods, and at which no significant physical or merchandising changes have been made.

(e)	Includes impact of changes in the third and fourth quarter 2005 recognition of straight-line rent attributable to tenants with leases of less than one year.

General Growth Properties, Inc.
Retail Portfolio GLA, Occupancy, Sales & Rent Data (excludes community centers)
GLA as of December 31, 2005

				Avg. Mall/Outparcel
	Total Anchor GLA	Avg. Anchor GLA	Total Mall/Outparcel GLA	GLA	Total GLA
Consolidated	64,562,479	508,366	43,638,427	343,610	108,200,906
Unconsolidated	37,173,272	663,808	20,800,444	371,437	57,973,716

Company	101,735,751	541,148	64,438,871	342,760	166,174,622
% of Total	61.2%		38.8%		100%
Occupancy History

	Consolidated	Unconsolidated	Company
12/31/2005	92.1%	93.5%	92.5%
12/31/2004	92.1%	91.9%	92.1%
12/31/2003 (a)	91.2%	91.4%	91.3%
12/31/2002 (a)	90.5%	91.5%	91.0%
12/31/2001 (a) (b)	90.6%	91.4%	91.0%
Trailing 12 Month Total Sales per Square Foot in Dollars

	Consolidated	Unconsolidated	Company
12/31/2005	$428	$455	$437
12/31/2004	402	427	410
12/31/2003 (a)	337	376	351
12/31/2002 (a)	329	379	355
12/31/2001 (a) (b)	348	362	355
Base Rental Rates in Dollars

	New/Renewals	Expirations	Releasing
	During Period	During Period	Spread
Consolidated
12/31/2005	$37.72	$29.63	$8.09
12/31/2004	33.53	25.69	7.84
12/31/2003 (a)	31.83	22.16	9.67
12/31/2002 (a)	34.11	27.35	6.76
12/31/2001 (a) (b)	31.54	26.30	5.24

Unconsolidated
12/31/2005	$40.48	$32.31	$8.17
12/31/2004	36.45	32.35	4.10
12/31/2003 (a)	34.71	31.29	3.42
12/31/2002 (a)	37.80	32.03	5.77
12/31/2001 (a) (b)	35.04	28.42	6.62
Average in Place Base Minimum Rent in Dollars

	Consolidated	Unconsolidated
12/31/2005	$33.29	$36.25
12/31/2004	32.71	35.67
12/31/2003 (a)	28.37	32.63
Occupancy Cost as a % of Sales

	Consolidated	Unconsolidated	Company
12/31/2005	12.1%	11.7%	12.0%
12/31/2004	12.5%	13.0%	12.7%
12/31/2003 (a)	11.4%	12.4%	11.8%

(a)	Data excludes the TRCLP portfolio, acquired November 12, 2004.

(b)	Data excludes the JP Reality portfolio, acquired July 2002.

General Growth Properties, Inc.
Real Estate Net Operating Income by Geographic Area at Share
(dollars in thousands)

	12/31/2005		12/31/2004
	YTD	% of Total	YTD	% of Total
(in thousands)
West
Alaska, Arizona, California, Colorado, Hawaii, Idaho, Montana, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	$747,057	33.2%	$469,588	32.8%

North Central
Illinois, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Wisconsin	279,336	12.4%	180,499	12.6%

South Central
Arkansas, Louisiana, Oklahoma, Texas	247,852	11.0%	151,601	10.6%

Northeast
Connecticut, Delaware, Indiana, Kentucky, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont, Virginia, West Virginia	661,504	29.4%	433,064	30.2%

Southeast
Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee	314,600	14.0%	197,628	13.8%

TOTAL	$2,250,349	100.0%	$1,432,380	100.0%

General Growth Properties, Inc.
Lease Expiration Schedule and Lease Termination Income at Share
As of December 31, 2005
(in thousands)
Lease Expiration Schedule (a) (c)

	Consolidated			Unconsolidated at share (b)
					Square
	Base Rent	Square Footage	Rent/Sq. Ft.	Base Rent	Footage	Rent/Sq. Ft.
2006	$103,983	3,448	$30.16	$29,594	881	$33.59
2007	99,456	3,241	30.69	24,988	722	34.61
2008	104,657	3,262	32.08	25,514	714	35.73
2009	112,595	2,958	38.06	23,908	560	42.69
2010	123,085	3,366	36.57	27,506	654	42.06
2011	85,714	2,384	35.95	26,681	657	40.61
2012	105,269	2,742	38.39	25,498	614	41.53
2013	76,007	1,988	38.23	23,101	619	37.32
2014	78,482	2,183	35.95	22,940	619	37.06
2015	83,505	2,321	35.98	29,690	772	38.46
Subsequent	48,295	1,362	35.46	18,231	544	33.51

Total at share (b)	$1,021,048	29,255	$34.90	$277,651	7,356	$37.74

All Expirations	$1,021,048	29,255	$34.90	$583,398	15,392	$37.90

(a)	Excludes leases on Mall Stores of 30,000 square feet or more and tenants paying percentage rent in lieu of base minimum rent.

(b)	Expirations at share reflect the company’s direct or indirect ownership interest in a joint venture.

(c)	Includes retail properties except for community centers.
Retail Lease Termination Income at Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004 (d)	2005	2004 (d)
Consolidated	$3,459	$965	$14,534	$7,925
Unconsolidated	694	507	2,909	2,871

Total Termination Income at Share	$4,153	$1,472	$17,443	$10,796

(d)	12/31/2004 data includes results from the TRCLP portfolio, acquired November 12, 2004.

Developments, Expansions & Acquisitions

General Growth Properties, Inc.
Developments & Expansions
Approved Redevelopment\Expansion Projects (over $10 million)

			Forecasted
			Cost ($ millions	Projected
Property	Description	Ownership %	at share)	Opening

Beachwood Mall Beachwood, OH	Relocate food court to second level and provide retail in existing food court	100%	23.9	Q1 2007

Boise Towne Square Boise, ID	Main entrance renovation and streetscape expansion, Borders, 4 retail tenants and a restaurant	100%	13.7	Q1 2007

Bridgewater Commons Bridgewater, NJ	Development of a 94,000 sf life style center (Forecasted cost is before purchase price allocation adjustment)	35%	14.2	Q3 2006

Carolina Place Pineville, NC	Lifestyle addition with an REI, Linens ‘N Things, Barnes & Noble and two restaurant outparcels; renovation of food court and restrooms; refurbishing of mall interior	50%	14.8	Q4 2006

Clackamas Town Center Portland, OR	Lifestyle addition including interior renovation and parking structure	50%	45.4	Q4 2007

Coastland Center Naples, FL	Streetscape and interior renovation	100%	40.7	Q2 2006

Cumberland Mall Atlanta, GA	Demolish old JCPenney along with a portion of parking lot and replace with Costco	100%	17.9	Q3 2006

	Buy vacant Macy’s space and convert to a one-level lifestyle center		35.0	Q3 2006

	Mall renovation		13.3	Q4 2006

First Colony Sugarland, TX	Lifestyle addition with 19 retailers and 4 restaurants	50%	31.3	Q3 2006

Galleria at Tyler Riverside, CA	Addition of retail, restaurants, theater and parking structure	50%	23.8	Q3 2007

Lynnhaven Mall Virginia Beach, VA	Demolish Lord & Taylor building and develop new streetscape	100%	27.4	Q4 2007

Maine Mall South Portland, ME	Relocate Best Buy and David’s Bridal to the other side of the street and replace with Crate & Barrel and additional retail	100%	32.8	Q4 2007

Mall of Louisiana Baton Rouge, LA	Rave Theater	100%	27.8	Q1 2006

North Star Mall San Antonio, TX	Renovation of mall interior and food court, including reconfiguration of the main court, new signage and exterior canopies (Forecasted cost is before purchase price allocation adjustment)	100%	21.2	Q2 2006

Park City Center Lancaster, PA	Interior renovation, including center court facades, addition of new facades at 4 major entrances, new flooring, lighting and graphics	100%	13.1	Q4 2006

Ridgedale Center Minnetonka, MN	Phase 1 — Interior mall renovation	100%	11.8	Q4 2006

River Falls Mall Clarksville, IN	Purchase of Wal-Mart and Dillard’s building, and an addition of Bass Pro Shop, five big boxes and a theater	100%	76.8	Q1 2006

River Hills Mall Mankato, MN	Relocate Scheel’s All Sports and add Barnes & Noble	100%	16.7	Q1 2007

Southwest Plaza Littleton, CO	Redevelop Dillard’s building into two big box spaces for Steve and Barry’s and Dick’s Sporting Goods	100%	16.5	Q4 2007

Towson Town Center Towson, MD	Remerchandising and build-out of second floor	35%	21.3	Q3 2008

Victoria Ward Centers Honolulu, HI	Multi-use project that is expected to include a significant residential component	100%	170.1	Q4 2007

General Growth Properties, Inc.
Developments & Expansions
New Projects Under Construction

		Forecasted
		Cost ($millions	Projected
Property	Description	at share)	Opening

Gateway Overlook Benson, MD	New development which includes shops, big box, and restaurants	59.7	Q1 2007

Lincolnshire Commons Lincolnshire, IL	Specialty center with restaurants	41.7	Q3 2006

Natick West Natick, MA	Expansion of existing Natick Mall to include two new anchors and 328,197 sf of mall shop	194.0	Q3 2007

	Natick residential	116.7	Q3 2007

Otay Ranch Chula Vista (San Diego), CA	800,000 sf open air lifestyle center	106.8	Q4 2006

Pinnacle Hills Promenade Rogers, AK	An open air hybrid center featuring Dillard’s and JCPenney department stores	72.5	Q4 2006

The Shops at Fallen Timbers Maumee (Toledo), OH	750,000 sf open air lifestyle center featuring Dillard’s, one additional department store and a cinema	140.5	Q3 2007

The Shoppes at Palazzo (a)	Expansion of Venetian	600.0	Q3 2007

(a)	GGP is not responsible for the construction costs and will purchase the property upon opening. The purchase price is based on a formula described in our SEC filings, Form 10-K and 10-Q. The $600 million is the current estimate of initial purchase at closing.
New Projects in Pre-Development

			Possible
Property	Description	Ownership %	Opening

Allen Center Allen, TX	Develop an open air center on a 238 acre site with 1.1 million sf and 175 condos for sale	100%	Q3 2008

Bridges at Mint Hill Charlotte, NC	Development anchored by Belks and two other department stores	100%	Q1 2008

Circle T Westlake, TX	Development of a 1.3 million sf center	50%	Q2 2009

Circle T Power Center Westlake, TX	Develop a lifestyle center on a 150 acre site west of Circle T Ranch	50%	Q2 2007

Elk Grove Promenade Elk Grove, CA	1.3 million sf open air lifestyle center with retail, entertainment and big box components	100%	Q4 2007

North Haven Mall North Haven, CT	Development located on 160 acres that will include three department stores, a strong mix of retailers, lifestyle tenants and a cinema	100%	Q4 2009

Shops at La Cantera San Antonio, TX	Phase ll of the La Cantera project including the addition of Barnes & Noble, REI, 5 restaurants and a theater	75%	Q2 2008

Summerlin Town Center Las Vegas, NV	1 million sf center located in the center of the Summerlin community that will include four department stores and a strong mix of upscale retailers	100%	Q3 2008

West Kendall Center West Kendall, FL	600,000 sf center that will include a Dillard’s and a wide range of retailers in an open-air configuration	100%	Q3 2008

West Windsor Center West Windsor (Princeton), NJ	800,000 sf center that will include two department stores, restaurants and a lifestyle component	100%	Q2 2009

Vista Commons		100%	Q1 2007

Las Vegas, NV	99,000 sf neighborhood shopping center in the Summerlin ommunity
Developments In Progress

Consolidated	$362,172
Unconsolidated	190,050

Total Developments In Progress at December 31, 2005	$552,222

General Growth Properties, Inc.
Acquisitions
Through December 31, 2005

(a)	Acquisition purchase prices are reflected at 100%

(b)	Number of properties acquired excludes JP Realty Community Centers/Industrial Parks.

(c)	Number of properties acquired includes TRCLP regional shopping centers and excludes TRCLP community centers, office properties and master planned communities.

2005 Acquistion
Property	Location	Purchase Date	Total Retail GLA	Ownership	Purchase Price *
Whalers Village	Lahaina , Hawaii	11/1/2005	105,715	50%	$170.0 million

*	Acquisition purchase prices are reflected at 100%.

2005 Dispositions
Property	Location	Purchase Date	Total GLA	Ownership	Aggregate Sale Price
Hunt Valley / Rutherford Office	Hunt Valley /
	Woodlawn, Maryland	12/22/2005	1,105,575	100%	$124.5 million
Hunt Valley / Rutherford Industrial	Hunt Valley /
	Woodlawn, Maryland	12/23/2005	968,457	100%	$ 56.8 million